Exhibit 32.1

CERTIFICATION PURSUANT TO18
U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Richard Coglon, President and Chief Executive Officer of Heartland Oil and Gas Corp., and Robert Knight, Chief Financial Officer of Heartland Oil and Gas Corp., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     the Quarterly Report on Form 10-QSB of Heartland Oil and Gas Corp. for the quarterly period ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Heartland Oil and Gas Corp.

Dated: August 12, 2004

/s/ Richard Coglon
Richard Coglon
President and Chief Executive Officer,
Heartland Oil and Gas Corp.

/s/ Robert Knight
Robert Knight
Chief Financial Officer,
Heartland Oil and Gas Corp.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Heartland Oil and Gas Corp. and will be retained by Heartland Oil and Gas Corp. and furnished to the Securities and Exchange Commission or its staff upon request.